UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: February 5, 2014

(Date of Earliest Event Reported)

Guidance Software, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33197	95-4661210
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1055 E. Colorado Boulevard, Pasadena, California		91106
(Address of Principal Executive Offices)		(Zip Code)

(626) 229-9191

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

ITEM 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 5, 2014, the Board of Directors (the “Board”) of Guidance Software, Inc. (the “Company”) adopted its Fourth Amended and Restated Bylaws (the “Amended and Restated Bylaws”), which provide, among other things, that the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law and unless the Company consents in writing to an alternative forum, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of fiduciary duty owed by any director, officer or other employee of the Company to the Company or its stockholders, (iii) any action asserting a claim arising pursuant to any provisions of the General Corporation Law of the State of Delaware (the “DGCL”) or (iv) any action asserting a claim governed by the internal affairs doctrine. The Amended and Restated Bylaws also include certain technical amendments to reflect recent amendments to the DGCL and other corporate governance developments, and effect various other clarifying and conforming changes. The Amended and Restated Bylaws were adopted in connection with the Board’s periodic review of its corporate governance documents.

The above description of the Amended and Restated Bylaws is only a summary of certain of the amendments and is qualified in its entirety by reference to the complete text of the Amended and Restated Bylaws, a copy of which are filed hereto as Exhibit 3.1.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

3.1	Fourth Amended and Restated Bylaws of Guidance Software, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Guidance Software, Inc.

Date: February 11, 2014	By:	/s/ Mark E. Harrington
	Name:	Mark E. Harrington
	Title:	General Counsel and Corporate Secretary